EXHIBIT 99.1

FIFTH & PACIFIC COMPANIES, INC. ANNOUNCES AGREEMENT TO SELL THE INTELLECTUAL
PROPERTY OF JUICY COUTURE TO AUTHENTIC BRANDS GROUP FOR $195 MILLION IN CASH

New York, NY – October 7, 2013 – – Fifth & Pacific Companies, Inc. (NYSE:FNP) today announced that it has entered into a definitive agreement to sell the intellectual property of the Juicy Couture brand. Consummation of this transaction is subject to customary closing conditions and is expected to occur in November.

William L. McComb, Chief Executive Officer of Fifth & Pacific Companies, Inc., said: “We announced that we have signed an agreement to sell the intellectual property of the Juicy Couture brand to Authentic Brands Group (ABG) for $195 million, payable in cash. With this sale, we have also entered into a short-term licensing agreement with Authentic Brands Group that allows us to transition the business in an orderly fashion through the first half of 2014, with a $10 million guaranteed minimum royalty payable to Authentic Brands Group. In the coming weeks and months, we anticipate that Authentic Brands Group will announce licensees and affiliates that will work to take over elements of the operating business, including many of the company’s talented associates, retail stores, wholesale, international, and certain components of the ecommerce site. We plan to work closely with these entities to ensure a smooth and orderly transition that is seamless to consumers and our business partners.”

Jamie Salter, Chairman and Chief Executive Officer of Authentic Brands Group commented: “Juicy Couture is a leading lifestyle brand that is recognized worldwide. We are honored and excited to build upon Juicy Couture’s unique heritage and to realize the brand’s significant global potential.”

Mr. McComb continued: “This decision is the result of a process we began last year — studying our resource allocation needs, our capital structure, and the operating risks and opportunities associated with a three brand portfolio while still maximizing shareholder value. While working hard to accelerate the turnaround of Juicy Couture and continue the expansion of Lucky Brand Jeans, we also initiated processes to assess the market values of each of these assets. Despite our conviction and faith in the portfolio as a whole, we concluded that the best way to increase shareholder return would be by monetizing the value of Juicy Couture’s powerful trademarks today to further de-risk our company and its ability to execute over time. Ultimately, this is all about bringing Kate Spade to its full potential.”

Mr. McComb concluded: “We will have much more to say in the coming weeks about the transition of the operating components of the business, the associated restructuring costs and key impacts on our financial outlook. While the restructuring and other transition costs and charges will likely be significant (including costs associated with the assignment or termination of leases, severance, impairment charges and other associated transition activities), now that the transaction has been announced, we will seek to minimize these costs through discussions among us, ABG, its licensees and our landlords, employees and other providers regarding the transition plan for the Juicy Couture business.  In the end, we believe that all of our brands will have a very bright future, and today’s announcement will help to ensure that. We are not prepared at this time to make comments on any process or decisions about Lucky Brand. If and when we have news to announce on Lucky, we will do so.”

Centerview Partners and Perella Weinberg Partners advised Fifth & Pacific Companies, Inc. on this transaction.

The Company will sponsor a conference call at 10:30am eastern time today to discuss this morning's announcement. The dial-in number is (888) 694-4676 with pass code 77339484. The web cast can be accessed via the Investor Relations section of the Fifth & Pacific website at www.fifthandpacific.com. An archive of the webcast will be available on the website.

About Fifth & Pacific Companies, Inc.

Fifth & Pacific Companies, Inc. designs and markets a portfolio of retail-based, premium, global lifestyle brands including Juicy Couture, Kate Spade, and Lucky Brand. In addition, the Adelington Design Group, a private brand jewelry design and development group, markets brands through department stores and serves jcpenney via exclusive supplier agreements for the Liz Claiborne and Monet jewelry lines and Kohl's via an exclusive supplier agreement for Dana Buchman jewelry. The Company also has licenses for the Liz Claiborne New York brand, available at QVC and Lizwear, which is distributed through the club store channel. Visit www.fifthandpacific.com for more information.

About Authentic Brands Group, LLC

Authentic Brands Group, in partnership with Leonard Green & Partners, is an intellectual property corporation with a mandate to acquire, manage and build long-term value in prominent consumer brands. Headquartered in New York City, ABG's mission is to enhance brand equity through partnering with best-in-class licensees and retail partners. ABG brands include Marilyn Monroe®, Judith Leiber®, Adrienne Vittadini®, Misook®, Taryn Rose®, Hickey Freeman®, Hart Schaffner Marx®, Palm Beach®, Spyder®, Prince®, Ektelon®, Viking®, Bobby Jones®, TapouT® and Sportcraft®. www.abg-nyc.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission (“SEC”), our press releases, and oral statements made by, or with the approval of, our authorized personnel, that relate to our future performance or future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “aim,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation: our ability to complete the transactions described in this press release, the progress and results of the discussions among us, ABG and its licensee and our landlords, employees and other providers regarding a transition plan for the Juicy Couture business, our ability to complete the transition plan for the Juicy Couture business in a satisfactory manner and to manage the associated transition costs, our ability to timely implement the transition plan in a manner that will positively impact our financial condition and results of operations, the impact of the transition plan on our relationships with our employees and our major customers and vendors; unanticipated expenses and charges that may occur as a result of the transition plan, litigation risks, including litigation regarding employment and worker’s compensation, our ability to continue to have the necessary liquidity, through cash flows from operations and availability under our amended and restated revolving credit facility (as amended to date, the “Amended Facility”), may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the financial and other covenants included in, our Amended Facility and the borrowing base requirement in our Amended Facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible cash, accounts receivable and inventory and the minimum availability covenant in our Amended Facility that requires us to maintain availability in excess of an agreed upon level; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; general economic conditions in the United States, Asia, Europe and other parts of the world, including the impact of income tax changes and debt reduction efforts in the United States; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; our ability to successfully implement our long-term strategic plans, including the continued growth of our KATE SPADE brand, our ability to sustain the recent improved performance in our LUCKY BRAND business, our ability to successfully improve the operations and results, creative direction and product offering at our JUICY COUTURE brand, and our ability to expand into markets outside of the US, such as China, Japan and Brazil, and the risks associated with such expansion; changes in the cost of raw materials, labor, advertising and transportation which could impact prices of our products; risks associated with the sale of the LIZ CLAIBORNE family of brands to J.C. Penney Corporation, Inc. and the licensing arrangement with QVC, Inc., including, without limitation, our ability to maintain productive working relationships with these parties and possible changes or disputes in our other brand relationships or relationships with other retailers and existing licensees as a result, and the dependence of our ADELINGTON DESIGN GROUP business on third party arrangements and partners; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; risks associated with our arrangement to continue to operate our Ohio distribution facility with a third-party operations and labor management company that provides distribution operations services, including risks related to increased operating expenses, systems capabilities and operating under a third party arrangement; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; our ability to successfully develop or acquire new product lines, such as the KATE SPADE SATURDAY line, or enter new markets, such as China, Japan and Brazil or product categories, and risks related to such new lines, markets or categories; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our buying/sourcing agreement with Li & Fung Limited, which results in a single third party foreign buying/sourcing agent for a significant portion of our products; a variety of legal, regulatory, political and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; whether we will be successful operating the KATE SPADE business in Japan and the risks associated with such operation; our exposure to currency fluctuations; risks associated with material disruptions in our information technology systems, both owned and licensed, and with our third-party e-commerce platforms and operations; risks associated with privacy breaches; risks associated with credit card fraud and identity theft; risks associated with third party service providers, both domestic and overseas, including service providers in the area of e-commerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and the outcome of current and future litigation and other proceedings in which we are involved. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this press release and attributable to us or any person acting on our behalf are qualified by these cautionary statements. Forward-looking statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions, including those described in this press release, and in the Company's Annual Report on Form 10-K for the year ended December 29, 2012, and Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2013, each filed with the SEC, including in the sections entitled “Item 1A-Risk Factors” and “Statement on Forward Looking Statements.” We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FNPC Investor Relations Contact:	FNPC Media Contact:
Robert J. Vill	Jane Randel
Senior Vice President – Finance and Treasurer	Senior Vice President, Corporate Communications
Fifth & Pacific Companies, Inc.	Fifth & Pacific Companies, Inc.
201.295.7515	212.626.3408
jrandel@fnpc.com

Authentic Brands Media Contact:
Jocelyne Bourgoin
PR and Communications Manager
Authentic Brands Group
347.344.6246
jbourgoin@abg-nyc.com